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                               PURCHASE AGREEMENT

     This PURCHASE AGREEMENT (this "Agreement") dated as of December 17, 2001, entered into by and among ARTHUR J. GALLAGHER & CO., a Delaware corporation ("Gallagher"), EQUITY INSURANCE MANAGERS, INC., a Kentucky corporation, 21ST CENTURY CLAIMS SERVICE, INC., a Kentucky corporation, and EQUITY INSURANCE
ADMINISTRATORS, INC., a Kentucky corporation (collectively referred to as "Sellers"), and UNIFIED FINANCIAL SERVICES, INC., a Delaware corporation ("Stockholder"), and the sole stockholder of each of the Sellers.

                                    RECITALS
                  The parties desire to enter into this Agreement pursuant to which, among other things, Gallagher shall acquire from the Sellers, and the Sellers shall transfer to Gallagher substantially all of the assets, property and business of Sellers, subject to certain liabilities, utilized by Sellers in their insurance brokerage and binding authority business, third party management services and claims adjusting business and claims program management business (collectively, the "Acquired Businesses") in exchange for the consideration recited herein. The Stockholder is the record and beneficial owner of all of the issued and outstanding stock of Sellers.

                                   AGREEMENT
                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Gallagher, Sellers and the Stockholder agree as follows:

Section 1. Property Purchased and Sold.
---------  ----------------------------

                  On the basis of the representations and warranties and for the consideration and subject to the terms and conditions set forth below, Sellers agree, and the Stockholder agrees to cause Sellers, to convey, assign, transfer and deliver to Gallagher and Gallagher agrees to acquire, receive and accept assignment, transfer and delivery from Sellers of all of the assets, property (whether real, personal or mixed), business and goodwill of each of the Sellers of every kind, nature and description, wherever located, as they exist on the Closing Date (as defined in Section 3 below) other than the "Excluded Assets" (as defined below), all of which are collectively called the "Property," including the assets, property and business, wherever located, described below:

                  (a) All of the right, title and interest of Sellers in the Acquired Businesses and all of Sellers' customer lists, expirations, renewal rights, insurance company and broker relationships and agreements, and accounts and all books and records, correspondence, files and other data wherever located pertaining to the Acquired Businesses. The Acquired Businesses shall include customer lists, renewal rights, claims, commissions, agreements and contracts relating to the Acquired Businesses which are held, owned or standing in the name of Sellers.
                  (b) All furniture, fixtures, equipment, automobiles and leasehold improvements of Sellers.

                  (c)    All of the right,  title and interest of Sellers in and
to the names Equity Insurance  Managers,  Inc.,  21st Century  Claims  Service,  Inc.
and Equity  Insurance  Administrators,  Inc.or any variants  thereof  including the goodwill  attached thereto.

                  (d) The sole right to collect and to retain (i) all insurance commissions (including gross retained commissions realized from premiums collected) due Sellers, irrespective of the attachment date or billing date of the insurance policies to which such commissions relate, (ii) all service fees due Sellers for any services rendered in connection with the operation of the Acquired Businesses and collected on and after the Closing Date by Sellers or by Gallagher and (iii) all other commissions, fees or other compensation paid, payable or due to Sellers on or after the Closing Date, irrespective of the date as of which such commissions, fees or other compensation was accrued or earned.

                  (e) The sole right to collect and retain (i) all contingent commissions or similar compensation due to Sellers or Gallagher on and after the Closing Date from insurance underwriters in connection with contracts or other arrangements (irrespective of the date of such contracts or agreements) providing for such payments to Sellers, and (ii) all return premiums or other payments (return or otherwise) due to Sellers from insurance companies.

                  (f) All of Sellers' right, title and interest in and to the leases and other contracts and agreements listed and described in Paragraph 1(f) of the Disclosure Schedule delivered by each Seller to Gallagher and marked for identification (the "Disclosure Schedules").

                  (g) All other property, real or personal and mixed, tangible and intangible, of each Seller, including cash and securities, accounts receivable of all types and all of each Seller's right, title and interest in and to all claims, licenses, trademarks, trade names and memberships (to the extent such are assignable) of each Seller.

                  The transfer and delivery of the Property, including the Acquired Businesses, shall be made free and clear of all liabilities, obligations and encumbrances whatsoever, except Permitted Encumbrances (as defined below), and those liabilities, obligations and encumbrances expressly assumed by Gallagher as set forth in Section 2 hereof. Sellers and Stockholder hereby agree to cause all such officers, employees, agents, Stockholder and directors to take all necessary action to execute and deliver all assignments, documents, bills of sale and other papers as Gallagher may reasonably request in order to transfer all right, title and interest in any of the assets, property and business described in this Section 1. As used in this Agreement, the term "Permitted Encumbrances" shall mean (i) liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) liens shown and described in the Financial Statements, the Closing Date Balance Sheets, or the Disclosure Schedules; and (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen and the like.

                  Notwithstanding the foregoing, Gallagher shall not be entitled to purchase, nor shall Sellers be required to sell, any of the assets listed in Paragraph 1(h) of the Disclosure Schedules (the "Excluded Assets"). Gallagher hereby acknowledges that certain of the Excluded Assets listed in Paragraph 1(h) of the Disclosure Schedules may be integral to the current operations of the Acquired Businesses, but Gallagher understands and agrees that such assets are not included in the Property to be sold pursuant to the terms of this Agreement.

Section 2. Assumption of Certain Liabilities of Sellers.
---------  ---------------------------------------------

                  (a) Subject to the terms and conditions of this Agreement, Gallagher shall assume and be responsible for only (i) those debts, obligations and liabilities of Sellers which are included in the liabilities set forth in the liabilities section of the Closing Date Balance Sheet of each Seller (as defined below), or for which adequate provision is made for a similar type of liability, and only in the amounts set forth in such liabilities sections, as they may be increased or diminished in the ordinary course of business by the Closing Date; provided, however, that such liabilities have not materially increased prior to the Closing Date; (ii) the obligations and liabilities of Sellers under those leases and other contracts and agreements listed and described in Paragraph 1(f) of the Disclosure Schedules; and (iii) all debts, obligations and liabilities of Sellers incurred in the ordinary course of business after the date of the Closing Date Balance Sheets and prior to and including the Closing Date but not including any third party claims arising from the alleged errors and omissions of Sellers (all such debts, obligations and liabilities referred to in the preceding clauses (i), (ii) and (iii) are hereinafter referred to as the "Liabilities"). On the Closing Date, each Seller will furnish to Gallagher its Balance Sheet ("Closing Date Balance Sheet") as of November 30, 2001, prepared in the same form by major categories as is set forth in the liabilities section of each Seller's balance sheet as of December 31, 2000, but which Closing Date Balance Sheets shall specifically exclude certain assets and liabilities not to be purchased or assumed by Gallagher.

                  (b) Without in any manner affecting the limitations on the obligations to be assumed by Gallagher contained in Section 2(a) but rather to identify more particularly certain obligations of Sellers which are not to be assumed by Gallagher on the Closing Date, it is agreed that Gallagher shall not assume nor be liable for, and Sellers expressly agree to remain liable for the following described liabilities, obligations, contracts and commitments (the
"Excluded Liabilities"):
                         (i)     All  liabilities  of Sellers  (or the  Stockholder
as the record and  beneficial  owner of all of the issued and outstanding stock of Sellers), whether absolute, accrued, contingent or otherwise, for federal, state, county, local, foreign or other income, franchise, sales, use or other taxes or assessments of any kind (whether or not now asserted or determined) with respect to any period ending prior to November 30, 2001 and all penalties and interest with respect to any such taxes or assessments;

                         (ii)    Subject to the provisions of Sections 7(c) and 8(d),
all liabilities  (including  legal and accounting fees) of Sellers (or the Stockholder as the record and beneficial owner of all of the issued and outstanding stock of Sellers)
based upon or arising out of the execution, delivery or performance by Sellers of this Agreement, the consummation by Sellers of the transactions contemplated hereby, or the dissolution of Sellers or any action related to any of the foregoing, including all liabilities of Sellers for federal, state, county, local, foreign or other income, sales, use or other taxes (including any penalties or interest thereon)
based upon, or related to, the sale and transfer of the Property, the dissolution of Sellers or any action related to any of the foregoing;

                         (iii)   Except as set forth in  Paragraph  5(u) of the
Disclosure Schedules, all liabilities of Sellers, whether absolute, accrued, contingent or otherwise, to any present or former stockholder, director, officer, employee or agent of Sellers and any and all contracts or agreements with such persons (including any liability of Sellers for severance amounts or dividends whether accrued, declared or otherwise);

                         (iv)    Except with respect to consents and  assignments
relating to the contracts and agreements  identified in Paragraph 1(f) of the Disclosure
Schedules, all debts, obligations, contracts and liabilities of Sellers or the
Stockholder, or any of them, to the extent they are in violation of or contrary to any of the representations and warranties, covenants or agreements of the
Stockholder or of Sellers or any of them contained in this Agreement or any statement or certificate of the Stockholder or Sellers or any of them to be furnished to Gallagher pursuant to this Agreement or in connection with the transactions contemplated hereby;

                          (v)    All other  liabilities,  obligations,  contracts
and commitments arising out of the ownership and operation of the business of Sellers prior to the Closing Date to the extent not expressly agreed to be assumed by Gallagher hereunder, including without limitation any liability for errors and omissions whether asserted before or after the Closing Date which arise out of the operation of the businesses of Sellers prior to the Closing Date;

                         (vi)    Except as provided  herein,  all  liabilities
of Sellers or the  Stockholder  of any kind  whatsoever arising after the Closing Date; and

                         (vii)   Any other debt,  obligation,  contract or liability
of the  Stockholder or Sellers (or its officers or directors) set forth in
Paragraph 2(b) of the Disclosure Schedules.

Section 3.  Closing.
----------  --------

                  The closing (the "Closing") for the transactions contemplated by this Agreement shall be effective for all purposes as of 11:50 P.M. on December 17, 2001. The date and time of the closing are herein referred to as the "Closing Date". All actions taken at the Closing shall be deemed to be performed simultaneously and the Closing shall not be deemed to have occurred until all required actions of the parties pursuant to this Agreement have been performed. The parties shall deliver such additional documents and take such additional actions as may reasonably be deemed necessary to complete the transactions contemplated by this Agreement.

Section 4. Purchase Price and Action at the Closing.
---------  -----------------------------------------

                  (a) On the Closing Date, in consideration of the conveyance, transfer and assignment of all of the Property to Gallagher and in full payment for it, Gallagher will deliver to the Stockholder via wire transfer of immediately available funds to such account or accounts designated by the Stockholder cash in the amount of $8,400,000, Escrow Funds as described below, and a promissory note in the amount of $800,000 in the form of Exhibit A hereto (the "Note"), which Note shall be subject to reduction as set forth in Section 4(f) below.
                  (b) Solely as security for performance of the indemnification obligations of the Stockholder and Sellers under Section 7 hereof, Gallagher, on behalf of the Stockholder, shall deposit with Escrow Agent (as identified in the Escrow Agreement described below) on the Closing Date cash in the amount of $800,000 ("Escrow Funds"). The Escrow Funds shall be held by Escrow Agent for a period of 18 months pursuant to the terms of an escrow agreement in the form attached as Exhibit B ("Escrow Agreement").

                  (c) As further consideration for the conveyance, transfer and assignment of the Property, Gallagher will execute and deliver an assumption agreement substantially in the form of Exhibit C with respect to the obligations of Sellers which Gallagher has agreed to assume under the provisions of Section 2.

                  (d) To effect the conveyance and transfer of the Property, Sellers will execute a Bill of Sale and Assignment substantially in the form of Exhibit D.

                  (e) Gallagher and Sellers agree to allocate the purchase price, together with any assumed liabilities between and among the Property, in the manner specified by Gallagher and Stockholder and set forth in Paragraph 4(e) of the Disclosure Schedules. Gallagher and Stockholder shall timely complete and file a Form 8594 Asset Acquisition Statement of Allocation consistent with such allocation, shall provide a copy of such form to the other parties hereto and shall file a copy of such form with its federal income tax return for the period that includes the Closing Date.

                  (f) As further consideration for the conveyance, transfer and assignment of the Property, Gallagher will execute and deliver the Note which shall be subject to the following terms:

                         (i)     As set forth below,  the principal  amount of
the Note shall be subject to  adjustment  based upon the failure of the Acquired
Businesses to attain during the period from January 1, 2002 through December 31, 2002
(the "Measurement Period") either (A) Net Commissions and Fee Income (as defined below)
in an amount equal to or in excess of Eight Million Two Hundred Three Thousand Dollars
($8,203,000) (the "Commissions Target"), or (B) EBITDA (as defined below) in an amount equal to or in excess of One Million Four Hundred Nine Thousand Dollars
($1,409,000) (the "EBITDA Target"). Following the final determination of actual
Net Commissions and Fee Income and EBITDA as set forth in Section 4(f)(iv) below, in the event that both the actual Net Commissions and Fee Income and the EBITDA for the
Measurement Period are less than the Commissions Target and the EBITDA Target, respectively, then the principal amount of the Note payable by Gallagher upon maturity thereof shall be reduced retroactively to the issuance date in an amount equal to the lesser of (I) the product obtained by multiplying four by the amount, if any, by which the Commissions Target exceeds actual Net
Commissions and Fee Income for the Measurement Period, and (II) the product obtained by multiplying six by the amount, if any, by which the EBITDA Target exceeds actual EBITDA for the Measurement Period.

                         (ii) As used herein, the term "Net Commissions and Fee
Income" shall mean all commission income, 21st Century claims income, contingent and profit-sharing commissions received during the Measurement Period, and fee income earned by the Acquired Businesses during the Measurement Period (including any such amount from Gallagher affiliates, including other divisions of Risk
Placement Services, Inc., net of commission expense due to Gallagher affiliates or outside brokers and adjusting fees paid or due to outside adjusters, which amounts shall be computed consistent in all respects with Generally Accepted
Accounting Principles and the historical practices of the Acquired Businesses as reflected in the Sellers' Financial Statements, and specifically excluding for such purpose (A) interest income on operating funds, (B) interest income on fiduciary funds, premium finance overrides or related income, (C) bad debt write-offs with respect to accounts receivable arising after the date of the Closing Date Balance
Sheets, and (D)miscellaneous income. For purposes of calculating Net Commission and Fee Income, multi-year insurance policies shall be booked into revenue one year at a time and installment revenues shall be recognized as billed.

                         (iii) As used herein, the term "EBITDA" shall mean, the
net income before federal, state and local income taxes of the Acquired Businesses for the Measurement Period using Net Commissions and Fee Income (as determined above) as Total Revenues. EBITDA shall be calculated on a consolidated basis in accordance with GAAP applied in a manner consistent with the historical practices of the Acquired Businesses as reflected in the Sellers' Financial Statements, but modified as follows (without duplication) using Net Commissions and Fee Income (as determined above) as Total Revenues: (A) EBITDA shall be determined without regard to depreciation and amortization expenses, including the depreciation or amortization of that portion of the book value of any intangible that increased in connection with the acquisition of the Property pursuant to this Agreement, goodwill, going concern value, contracts and other intangibles, and without regard to the deduction or other write-off of expenses incurred in connection with such acquisition, including interest, attorneys' and accounting fees, and other costs and expenses of the acquisition, (B) EBITDA shall be determined without regard to any regional or corporate management charges or fees of Gallagher or its affiliates and assigns except allocations related to actual services provided to the Acquired Businesses (see (H) below),
(C) EBITDA shall be determined without regard to any intangible asset impairment write-off or expense, (D) EBITDA shall be determined without regard to any "cost of capital" cost or any expense incurred by Gallagher or its assigns in connection with the transactions contemplated by this Agreement, (E) actual employee compensation (salary and bonus) expense utilized in connection with the calculation of EBITDA shall not be in excess of $4,500,000, and shall exclude any discretionary bonuses paid to Robert Owens, Richard Meyer and Leigh Mulloy during the Measurement Period (this limitation shall not apply if it can be demonstrated by Gallagher that the staffing/compensation level of the Acquired Businesses as of the Closing Date was materially inadequate to support the Acquired Businesses existing as of the Closing Date), (F) expenses for employee benefit costs utilized in connection with the calculation of EBITDA shall be limited to 21% of the amount of employee compensation expense includable in the calculation of EBITDA set forth in (E) above, (G) insurance expense utilized in connection with the calculation of EBITDA shall not exceed the lesser of the cost allocated by Gallagher consistent with that charged for other similar offices or $86,892 and (H) any allocations of overhead for any essential services provided to the Acquired Businesses by Gallagher shall not exceed the lesser of actual cost or the historical cost of such services paid by the Acquired Businesses as reflected in the Sellers' Financial Statements. If during the Measurement Period there is a non-recurring expense for which Gallagher is indemnified by Stockholder pursuant to Section 7(g), such expense shall be added back (not included as an expense) to the calculation of EBITDA. If during the Measurement Period (A) there is a recurring expense for which Gallagher is indemnified by Stockholder pursuant to Section 7(g) and (B) the principal amount of the Note shall be reduced based upon the failure of the Acquired Businesses to attain the EBITDA Target because of such recurring indemnified expense, then the principal amount of the Note, as adjusted, shall be increased by the amount of any recurring expense for which Gallagher is indemnified by Stockholder pursuant to Section 7(g).

                         (iv)    In the event  Gallagher  deems  there  should
be an  adjustment  to the Note,  as soon as  practicablefollowing the Measurement
Period, and in any event within 45 days following the end of the Measurement Period,
Gallagher shall provide to the Stockholder the financial statements for the Acquired
Businesses for the Measurement Period, accompanied by Gallagher's determination of the actual Net Commissions and Fee Income and EBITDA during the Measurement
Period, including the calculations utilized by Gallagher in reaching such determination.
The Stockholder and its attorneys, accountants and other authorized representatives shall be given free and full access during Gallagher's normal business hours to the financial records of the Acquired Businesses in order for the Stockholder to have a full opportunity to make such investigation as the Stockholder may require to independently calculate the Net Commissions and Fee Income and EBITDA, for the
Measurement Period at the Stockholder's cost. If there is a discrepancy between the parties as to the calculation of actual Net Commissions and Fee Income and
EBITDA, the parties shall, in good faith, attempt to resolve such discrepancies.
Should the parties be unable to agree within 15 days after receipt by the
Stockholder of the Acquired Businesses' financial statements for the Measurement
Period, then such dispute shall be submitted for resolution to a nationally recognized public accounting firm mutually acceptable to the parties, for resolution, and the determination of such firm shall be binding upon the parties, provided, such accounting firm shall not currently provide or have provided, within the past two years, accounting services to either Gallagher or
Stockholder. In the event that such dispute is submitted for resolution as described in the preceding sentence, both parties shall direct such accounting firm to resolve such dispute within 30 days after the submission of the dispute to such accounting firm and shall promptly provide all relevant information reasonably requested by the accounting firm to resolve such dispute. Gallagher, on the one hand, and the Stockholder, on the other, shall each pay one-half of such firm's fees and expenses in connection with such services.

                         (v)     From the Closing Date until the expiration of
the Measurement Period,  Gallagher or its assignee shall conduct all operations of the Acquired Businesses as a separate entity(ies) as part of Gallagher's wholesale insurance division and in a manner which is substantially consistent with the operations of the Acquired Businesses prior to the Closing Date. During the Measurement Period, Gallagher or its assignee shall maintain separate financial and other business records necessary for the calculation and confirmation of
Net Commissions and Fee Income and EBITDA as provided herein.

                         (vi)    The failure by the Acquired  Businesses  to
achieve the Target Commissions and Target EBITDA for theMeasurement Period shall not in of itself constitute a breach of any representation, warranty or covenant of the Sellers or the Stockholder under this Agreement or entitle Gallagher to any rights of indemnification or, except as otherwise provided in this Section 4(f), offset pursuant to this Agreement.

                         (vii)   In the event that,  following a Change of Control
of Gallagher or its assignee  hereunder  (as defined below), there arises as a result of such Change of Control any condition, event, change or occurrence that has a material adverse effect on the ability of the Acquired Businesses to achieve the Commissions Target or the EBITDA Target for the Measurement Period after such
Change of Control, then Gallagher or its successor shall not be entitled any adjustment to the principal amount of the Note. For purposes of this paragraph, a "Change of Control" of Gallagher or its assignee shall mean (A) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the common stock or of the combined voting power in the election of directors of Gallagher or its assignee, (B) the replacement of a majority of the existing directors or persons nominated for election as directors by the incumbent board of directors of Gallagher, (C) approval by the stockholders of Gallagher or its assignee of a reorganization, merger or consolidation, unless following such transaction control of the surviving company does not change through changes in beneficial ownership of the securities or membership on the board of directors of the surviving corporation, or (D) approval by the stockholders of Gallagher or its assignee of a complete liquidation or dissolution of Gallagher or its assignee or the sale of substantially all of the assets of Gallagher or its assignee.

Section 5.  Representations and Warranties of Sellers and the Stockholder.
----------  -------------------------------------------------------------
                  Sellers and the Stockholder jointly and severally represent and warrant to Gallagher as follows as of the Closing Date:

                  (a) Organization. Each Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Kentucky. Except as set forth in Paragraph 5(a) of the Disclosure Schedules, Sellers have no subsidiaries nor any direct or indirect interest or interests by stock ownership or otherwise in any firm, association or business enterprise. Sellers have all requisite corporate power and authority to own and operate their properties and to carry on their businesses as presently conducted.

                  (b) Capital Stock. All of the outstanding stock of Sellers is owned beneficially and of record by the Stockholder and there are no outstanding securities or obligations of any kind convertible into any shares of capital stock of Sellers.

                  (c) Foreign Qualifications; Licenses. Sellers are duly qualified and licensed and in good standing as foreign corporations duly authorized to transact business in all jurisdictions wherein the character of the properties owned or leased by them or the nature of the activities conducted by them makes such qualification or license necessary. Sellers' licenses as insurance brokers or agents and certificates of approval to engage in the Acquired Businesses and other governmental approvals are listed and described in Paragraph 5(c) of the Disclosure Schedules, are all valid and in good standing and are sufficient to permit Sellers to conduct their respective business as now being conducted, except where the failure to obtain any such licenses, certificates or governmental approvals would not have a material adverse effect on the assets, properties, operations, liabilities, earnings, prospects, businesses or condition (financial or otherwise) of the Acquired Businesses taken as a whole ("Material Adverse Effect").

                  (d) Financial Statements. Set forth in Paragraph 5(d) of the Disclosure Schedules is a true and correct copy of the following financial statements (collectively "Sellers' Financial Statements"): (i) the balance sheet of each Seller as of December 31, 2000 together with the related statement of operations and cash flows for the 12-month period then ended, and (ii) the unaudited balance sheet of each Seller as of September 30, 2001 together with the related statement of operations and cash flows for the nine months then ended. Sellers' Financial Statements: (i) have been prepared in accordance with the books and records of the Sellers; (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods, except the unaudited financial statements which have been prepared in accordance with accounting principles generally accepted for interim financial information and, accordingly, do not include all of the information and footnotes required by GAAP; and (iii) present fairly the financial condition of the Sellers as of December 31, 2000 and September 30, 2001, respectively, and their results of operations for the 12- and 9-month periods then ended, respectively. Except, (i) as referenced in the Sellers' Financial Statements, (ii) for Excluded Liabilities, (iii) liabilities and obligations of the Acquired Businesses arising since November 30, 2001 in the ordinary course of business, and (iv) liabilities and obligations of the Acquired Businesses which would not be required to be disclosed in the Financial Statements, to the knowledge of the Sellers, the Acquired Businesses have no material debt, obligations or liabilities (contingent or otherwise).

                  (e) Taxes. Sellers have timely filed all tax or assessment reports and returns of every kind required to be filed by them and have duly paid all taxes and other charges due or claimed to be due by federal, state, local or foreign taxing authorities. The amounts of all taxes and assessments which have accrued but have not been paid are set forth in Paragraph 5(e) of the Disclosure Schedules and taxes which will accrue as a result of Sellers' operations after the end of its most recently completed fiscal year will be reflected on Sellers' final income and franchise tax returns. Since January 1, 1999, none of the Sellers have received any deficiency letter or similar notice from any federal, state or other taxing authority for any open tax year.

                  (f) No Adverse Changes. Except as set forth in Paragraph 5(f) of the Disclosure Schedules or as reflected in the Sellers' Financial Statements or the Closing Date Balance Sheets, since December 31, 2000: (i) the business of the Sellers have been in all material respects conducted only in the ordinary course; (ii) there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, business, operations, results of operations, affairs, properties or prospects of Sellers which individually or in the aggregate were materially adverse to the Acquired Businesses, taken as a whole; and (iii) neither Sellers nor Stockholder are aware of any indication by a customer, broker or insurance company with which Seller does business which would materially adversely affect the assets, liabilities, business, operations, affairs, properties or prospects of Sellers.

                  (g) Absence of Certain Actions. Except as set forth in Paragraph 5(g) of the Disclosure Schedules or as reflected in the Sellers' Financial Statements or the Closing Date Balance Sheets, since November 30, 2001, none of the Sellers have (i) created or incurred any liability (absolute or contingent) except (A) unsecured current liabilities incurred for other than money borrowed and (B) liabilities under contracts entered into in the ordinary course of business; (ii) mortgaged, pledged, or subjected to any lien or otherwise encumbered any of its assets, tangible or intangible; (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the Closing Date Balance Sheets (including current installments of long-term debt), taxes and current liabilities incurred since November 30, 2001 in the ordinary course of business; (iv) suffered any losses or any other event or condition of any character materially adverse to its business, or waived any rights in excess of $10,000; (v) made any capital expenditures or capital additions or improvements which in the aggregate amount exceeded $10,000; (vi) sold or otherwise disposed of any of its assets, tangible or intangible, or cancelled any debts or claims except in the ordinary course of business; (vii) declared or paid any dividends other than in the ordinary course of business, or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed or otherwise acquired any shares of its capital stock; (viii) made or become a party to any contract or commitment (other than an insurance contract or commitment in the ordinary course of business) or renewed, extended, amended or modified any contract or commitment (other than an insurance contract or commitment in the ordinary course of business) which in any one case involved an amount in excess of $10,000; (ix) issued or sold any shares of its capital stock; (x) increased the rate of compensation, including salaries, fees, commission rates, bonuses, profit sharing, incentive, pension, retirement or other similar payments being paid at September 30, 2001 to any of its present or former partners, stockholders, directors, officers or employees other than in the ordinary course of business or as otherwise permitted by Gallagher; or (xi) become bound by or entered into any contract, commitment or transaction other than in the ordinary course of business (except for the entering into of this Agreement and the transactions contemplated hereby).

                  (h) Absence of Certain Obligations. Except as disclosed in Paragraph 5(h) of the Disclosure Schedules, none of the Sellers nor, in the case of clause (vii) below, the Stockholder, is a party to or bound by any written or oral: (i) employment or labor union contract; (ii) sales agency agreement or advertising contract; (iii) employment bonus, profit sharing, deferred compensation, hospitalization, retirement, insurance, pension, welfare, stock option or stock purchase plan, arrangement or agreement or any other plan, agreement or arrangement providing for employee benefits or for the remuneration, direct or indirect, of its partners, directors, officers or employees (and as to any such plan, arrangement or agreement listed in Paragraph 5(h) of the Disclosure Schedules there are no unfunded past service benefits except as set forth in Paragraph 5(y) of the Disclosure Schedules); (iv) contract or commitment for capital expenditures having a remaining balance in excess of $10,000; (v) lease with respect to any property, real or personal, whether as lessor or lessee; (vi) contract or agreement with any partner, director or officer of any Seller or with the Stockholder; (vii) contract or agreement containing covenants by any Seller or the Stockholder not to compete in any lines of business or with any person; (viii) contract or undertaking not terminable without penalty, cost or liability on notice not exceeding 30 days;
(ix) franchise agreement, right or other similar agreement; (x) loan, credit or financing agreements, including all agreements for any commitments for future loans, credit or financing; (xi) guarantee; (xii) any agreement with any insurance company pursuant to which contingent, profit sharing or bonus commissions or fees previously received by any Seller may have to be returned by such Seller; or (xiii) any other material agreement of any kind. Except as specifically set forth in Paragraph 5(h) of the Disclosure Schedules, each such contract, agreement, undertaking or obligation is terminable without penalty, cost or liability (whether express, implied or by operation of law) on notice not exceeding 30 days.

                  (i) Title. Except as set forth in Paragraph 5(i) of the Disclosure Schedules, each Seller owns and has good and marketable title to all of its property and assets, including, but not limited to, the property and assets reflected on such Seller's Closing Date Balance Sheets (other than property and assets disposed of in the ordinary course of business since the date of the Closing Date Balance Sheets), free and clear of any security interest, claims, liens, charges or encumbrances whatsoever except for Permitted Encumbrances. Except as set forth in Paragraph 1(h) of the Disclosure Schedules, the Property constitutes all of the assets, tangible and intangible, necessary to operate Sellers' business in the manner presently operated by Sellers.

                  (j) Real Property. Sellers own no real property. Sellers have good leasehold interests in all real estate leased by them, in each case under valid leases described in Paragraph 5(j) of the Disclosure Schedules hereto, and enjoy quiet possession of such leaseholds. Except as set forth in Paragraph 5(j) of the Disclosure Schedules and to the best of Sellers' knowledge, each such lease is assignable to Gallagher without the consent of the lessor thereunder or such lessor's consent to assignment has been obtained, is valid, binding and enforceable in accordance with its terms; and there are no existing defaults, offsets or defenses by Sellers or, to the best of Sellers' knowledge, the lessor thereunder.
                  (k) Insurance. Sellers have maintained and will continue to maintain until the Closing Date, the insurance described in Paragraph 5(k) of the Disclosure Schedules on their tangible real and personal property and assets, whether owned or leased, against loss or damage by fire or other casualty, in amounts equal to or in excess of the fair market value. Sellers carry the insurance described in Paragraph 5(k) of the Disclosure Schedules against personal injury and property damage to third persons, errors and omissions and otherwise in respect of their services and operations. All such insurance is in full force and expires on the date, is carried with the insurers, and has the deductible indicated in Paragraph 5(k) of the Disclosure Schedules.

                  (l) Receivables. All notes receivable of Sellers and all accounts receivable of Sellers are valid, existing and, to the extent uncollected, fully collectible, except to the extent of the allowance for doubtful accounts contained in the Sellers' Financial Statements and the Closing Date Balance Sheets (in the case of any such note receivable, in accordance with its terms, and in the case of any such account receivable, within 180 days after the Closing Date). All such notes receivable and all other securities held by Sellers, the outstanding balance thereof as of November 30, 2001, the obligor thereunder or issuer thereof and the maturity thereof if any are described in
Part I of Paragraph 5(l) of the Disclosure Schedules. Each of the accounts receivable of Sellers as of November 30, 2001, the outstanding balance thereof and the obligor thereunder are described in Part II of Paragraph 5(l) of the Disclosure Schedules.

                  (m) Performance of Obligations. Except as set forth in Paragraph 5(m) of the Disclosure Schedules, Sellers have substantially performed all obligations required to be performed by them to date under all leases, agreements, contracts, obligations or commitments of any kind relating to the Property to which they are a party or by which they are bound, and neither Sellers nor, to the best of the Sellers' and the Stockholder's knowledge, any other party is in default under any lease, agreement, contract, obligation or commitment of any kind to which any Seller is a party or by which any Seller is bound, except where any such default would not result in a Material Adverse Effect. True and complete copies of all leases, agreements, contracts, obligations, commitments and other instruments listed on the Disclosure Schedules have been delivered or made available to Gallagher, and there are no amendments to or modifications of, or significant agreements of the parties relating to, any such agreements which have not been delivered or made available to Gallagher, and each such agreement, as amended, is considered valid and binding on the Sellers and, to the knowledge of the Sellers, each other party thereto in accordance with its respective terms.

                  (n) Commissions and Fees. The aggregate annualized revenues earned by each Seller attributable to the Acquired Businesses during the fiscal years 1996 through 2000 and the revenues earned by each Seller through November 30, 2001 are listed in Paragraph 5(n) of the Disclosure Schedules. Except as disclosed in Paragraph 5(n) of the Disclosure Schedules, since December 31, 2000, Sellers have not lost any insurance brokerage customer or broker or production source or other client producing average annualized commissions, fees or other revenues of Twenty Five Thousand Dollars ($25,000) or more over the immediately preceding three years or, if less than three years ago, since the customer was first acquired. Except as described in Paragraph 5(n) of the Disclosure Schedules, all insurance brokerage business placed by all employees of Sellers has been placed by them through and in the name of Sellers and all commissions on such business have been paid or are payable to and are the property of Sellers. None of the insurance companies the Sellers represent has had its financial rating downgraded by Best's below an "A" rating within the last 12 months or has indicated to Sellers that they will reduce the amount of business that Sellers will be allowed to place with them. None of the insurance brokers or other employees of Sellers has indicated a desire to terminate or to work other than on a full-time basis.

                  (o) Tangible Net Worth. The aggregate tangible net worth of the Property as of the date of the Closing Date Balance Sheets, as determined in accordance with generally accepted accounting principles on a basis consistently applied, shall not be less than $1,035,000, including net working capital of at least $250,000. For purposes of this Agreement, "tangible net worth" shall be defined as the assets of Sellers comprising the Property as shown on the Closing Date Balance Sheets minus intangible assets (including goodwill and any value attributed to covenants not to compete) and all Liabilities set forth therein and "net working capital" shall be defined as tangible net worth minus non-current assets. The tangible net worth and net working capital calculations (individually by Seller and combined) are set forth in Paragraph 5(o) of the Disclosure Schedules.

                  (p) Legal Proceedings. Except as set forth in Paragraph 5(p) of the Disclosure Schedules: (i) there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Sellers and the Stockholder, threatened in any court or before any governmental agency or instrumentality against, by or affecting any Seller or its business, prospects or condition (financial or otherwise) or any of its properties or assets; (ii) there are no actions, suits, proceedings or investigations pending or, to the knowledge of Sellers and the Stockholder, threatened in any court or before any governmental agency or instrumentality which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby or which would declare the same unlawful or cause the rescission of these transactions; (iii) Sellers have not been charged with or, to the knowledge of Sellers and the Stockholder, threatened with or are under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling; and (iv) to the knowledge of Sellers and the Stockholder, Sellers are not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality. All corporate actions required of Sellers by any applicable law known to Sellers or the Stockholder have been taken.

                  (q) Corporate Authority. Sellers have taken all corporate actions (including all necessary stockholder actions) required to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Except as set forth Paragraph 5(q) of the Disclosure Schedules, the execution and delivery of this Agreement and the consummation of the transactions will not violate any provision of, or result in the breach of or accelerate or permit the acceleration of the performance required by, the terms of any applicable law, rule or regulation of any governmental body having jurisdiction over Sellers (except where such violation or breach would not result in a Material Adverse Effect), the charters or by-laws of Sellers, or any agreement to which any Seller or the Stockholder is a party or by which any of them may be bound or of any order, judgment or decree known to be applicable to any of them, or result in the creation of any security interest, claim, lien, charge or encumbrance upon any of the property or assets of any Seller or upon the Property, or terminate or result in termination of any such agreement, or in any way affect or violate the terms or conditions of any of the licenses, approvals, certificates, permits or authorizations referred to in Section 5(c) of this Agreement, except where such actions would not result in a Material Adverse Effect.

                  (r) Nonassignable Contracts. Paragraph 5(r) of the Disclosure Schedules list each contract, commitment or other agreement relating to the Acquired Businesses to which any of the Sellers is a party that, by their terms or by virtue of their subject matter, are not assignable to Gallagher or for which consents have not been obtained and that are not designated as Excluded Assets (collectively, the "Non-Assigned Contracts"). Each of Gallagher and Sellers agrees to use its commercially reasonable best efforts to obtain after the Closing Date any written consents necessary to convey to Gallagher the benefit of each Non-Assigned Contract. In the event that any such consent is not obtained by the Closing Date, Sellers agree to use their best efforts to cooperate with Gallagher so that Gallagher can obtain the benefits of such Non-Assigned Contracts or terminate such contracts and, failing that, each of the Sellers shall, by itself or by its agent, at the request and expense and under the direction of Gallagher, in its name or otherwise as Gallagher shall specify and as shall be permitted by law, take all action and do or cause to be done all things as shall in the opinion of Gallagher be reasonably necessary or proper (i) in order that rights and obligations of Sellers under such contracts shall be preserved and (ii) for, and to facilitate, the collection of moneys due and payable, and to become due and payable, to Sellers in and under every such contract and claim and in respect of every such claim and demand, and Sellers shall hold the same for the benefit of and shall pay the same over promptly to Gallagher.

                  (s) Conflicts of Interest. Neither Sellers nor any partner, director or Stockholder of Sellers or any associate of Sellers or of such persons has any direct or indirect interest in any firm, corporation, association or business enterprise which competes with, is a sales agent of or is engaged in any insurance business of the kind being conducted by Sellers except for interests that are not greater than one percent in a corporation whose shares are traded on a national securities exchange or are quoted on Nasdaq. Neither Sellers nor any partner, director or Stockholder of Sellers or any associate of such persons has any interest, directly or indirectly, in any contract with, commitment or obligation of or to, or claim against Sellers. The term "associate" shall mean any relative or spouse of any of the partners, directors or Stockholder of Sellers or any firm, corporation, association or business enterprise in which Sellers or any of its partners, officers, directors or Stockholder participates as a director, officer, employee, agent representative, stockholder, partner or joint venturer or has any direct or indirect financial interest, including, without limitation, the interest of a creditor in any form.

                  (t) Certain Financial Matters. Paragraph 5(t) of the Disclosure Schedules sets forth: (i) a list of all banks in which Sellers have accounts or maintain safe deposit boxes and the names of all persons authorized to draw thereon or have access thereto; (ii) the names of all directors and officers of each Seller; (iii) the names of each employee whose rate of annual compensation from Sellers as of November 30, 2001 equaled or exceeded $15,000, together with a statement of the full amount paid or payable to each such person in respect of the last fiscal year, a summary of the basis on which each such person is compensated if such basis is other than a fixed salary rate, and such person's Social Security number, job title, birthdate, date of hire, citizenship and any change in compensation since September 30, 2001; and (iv) the names of all persons holding powers of attorney from Sellers and a summary statement of their terms.
                  (u) Continuing Employment Contracts. Except as set forth in Paragraph 5(u) of the Disclosure Schedules and without regard to disclosure in Paragraph 5(h) of the Disclosure Schedules, Sellers will terminate as of the Closing Date, any employment contracts or other agreements for the compensation of any of its partners, officers, directors, employees or agents or providing for such compensation directly or indirectly, and Sellers have no obligations to its partners, officers, directors, employees or agents other than obligations arising in the ordinary course of business on account of wages and salaries for prior services performed.

                  (v) Certain Commitments. Except as set forth in Paragraph 5(v) of the Disclosure Schedules, no Seller is a party to any agreement which provides that when losses of a client of such Seller exceed a specified amount, such Seller is obligated to assume, directly or indirectly, or to reimburse any other person for, any portion of said losses, or to any agreement under which any portion of any fees, commissions or other payments earned by or payable to such Seller is to be split with or otherwise paid to any other person.

                  (w) Compliance With Law. Each Seller has been in full compliance and the business of such Seller has been conducted in accordance with all laws and regulations applicable to such Seller and its business or the ownership or use of any of its assets; except where the failure to so comply with such laws and regulations would not result in a Material Adverse Effect.

                  (x) Full Disclosure. No representation or warranty of Sellers or the Stockholder and no statement, schedule or certificate furnished or to be furnished by or on behalf of Sellers or the Stockholder to Gallagher or its agents pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                  (y) Employee Benefit Plans. Except as set forth in Paragraph 5(y) of the Disclosure Schedules, there are no "defined benefit plans" established or maintained, or to which contributions have been made by Sellers, as such term is defined in the Employee Retirement Income Security Act of 1974 (ERISA), as amended. Sellers have provided all required notification under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA") to all former employees of Sellers who have terminated employment with Sellers prior to the Closing Date, and to all other parties who became "qualified beneficiaries" under COBRA with respect to any group health plans maintained for the employees of Sellers, and are providing COBRA coverage to all former employees and other qualified beneficiaries of Sellers who elected COBRA coverage within the time period specified by COBRA and the regulations promulgated thereunder. A list of all such individuals is set forth in Paragraph 5(y) of the Disclosure Schedules.

                  (z) Compliance with Environmental Laws. Sellers have not received and have no reason to believe they will in the future receive from any governmental authority or other person any notification that they are in violation of, and they are not in violation of, any applicable material local, state or federal law, ordinance, regulation or orders relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any hazardous materials.

                  (aa) Survival of Representations. The representations and warranties of Sellers and of the Stockholder shall not be affected by any information furnished to, or investigations made by, Gallagher or any of its employees, attorneys, accountants or other representatives in connection with the subject matter of this Agreement and shall survive the consummation of the transactions contemplated hereunder for a period of three (3) years after the Closing Date, provided, however, that the representations and warranties contained in Section 5(e) shall survive for a period expiring on the date on which all taxable periods of Sellers up to and including the taxable period of Sellers during which the Closing Date shall occur shall be closed to any further assessment of taxes, including any penalties or interest charges in respect of such taxes.

Section 6.  Representations and Warranties of Gallagher.
----------  --------------------------------------------
                  Gallagher represents and warrants to Sellers and the Stockholder as follows:

                  (a)    Organization.  Gallagher is a corporation  duly
 organized,  validly  existing and in good standing  under the laws of the State of Delaware.

                  (b) Corporate Authority. Gallagher has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby and has taken all corporate action required by law, its certificate of incorporation, by-laws or otherwise, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or result in the breach of or accelerate or permit the acceleration of the performance required by, the terms of any applicable law, rule or regulation of any governmental body having jurisdiction over Gallagher (except where such violation or breach would not result in a Material Adverse Effect), the charter or by-laws of Gallagher, or any agreement to which Gallagher is a party or by which it may be bound or of any order, judgment or decree known to be applicable to it, or result in the creation of any security interest, claim, lien, charge or encumbrance upon any of the property or assets of Gallagher, or terminate or result in termination of any such agreement, or in any way affect or violate the terms or conditions of any of its licenses, approvals, certificates, permits or authorizations, except where such actions would not result in a Material Adverse Effect. No notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Gallagher of the transactions contemplated by this Agreement.

                  (c) Survival of Representations. The representations and warranties of Gallagher shall not be affected by any information furnished to, or investigations made by, Sellers and/or Stockholder or any of their employees, attorneys, accountants or other representatives in connection with the subject matter of this Agreement and shall survive the consummation of the transactions contemplated hereunder for a period of three (3) years after the Closing Date.

Section 7. Covenants of Sellers and the Stockholder.
---------  ----------------------------------------
                  Sellers and the Stockholder jointly and severally covenant and agree with Gallagher as follows:

                  (a) Corporate Approvals; Consents. Except as disclosed in Paragraph 7(a) of the Disclosure Schedules, Stockholder and Sellers have delivered to Gallagher the required consents of the other parties under the leases and other contracts described on the Disclosure Schedules.

                  (b) Name Change; Dissolution. As soon as practicable after the Closing Date, Sellers will cause their names to be changed to Unified Insurance Managers, Inc., Unified Claims Service, Inc., and Unified Insurance Administrators, Inc. by filing all necessary papers with the appropriate officials of its state of incorporation and other jurisdictions in which it is qualified to do business and take all such other action as may be necessary to permit Gallagher to use and assume such names upon the filing of such papers after the Closing Date.

                  (c) Taxes. Sellers agree to report as their taxable income all commission income attributable to the accounts receivable included within the Property conveyed hereunder, which commission income is earned and booked prior to November 30, 2001. Sellers will prepare and file, on or before their respective due dates, all final federal and state tax returns with respect to their operation up to the Closing Date. Sellers and the Stockholder shall contribute 50% of any applicable sales, transfer, documentary, use, filing, processing or other tax or fee that may become due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Acquired Businesses or any of the Property, whether levied on Gallagher, any Seller or the Stockholder.

                  (d)    Use of Name.  Subject to the  provisions  of Section  7(b)
hereof,  after the Closing  Date,  Sellers and the Stockholder  will not use commercially or operate any business under the names Equity  Insurance  Managers,  Inc.,
21st Century Claims Services, Inc. Equity Insurance Administrators, Inc. or Equity Underwriting Group.

                  (e) Non-Competition. For a period of five years after the Closing Date, Sellers and the Stockholder shall not, directly or indirectly, compete in any way with the business of Sellers to be transferred to Gallagher pursuant to this Agreement. For the purposes of this paragraph, the term "compete in any way with the business of Sellers" shall mean the entering into or attempting to enter into any business included in the Acquired Businesses; provided, however, the provisions of this Section 7(e) shall not apply in the event a third party shall purchase all or substantially all of Stockholder's assets or effect a merger or consolidation or similar transaction involving the acquisition of the Stockholder, or purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) beneficial ownership of securities representing 50% or more of the voting power of the Stockholder. Even in that event, the current executive officers of Stockholder shall continue to be bound by the obligations of this Section 7(e). Notwithstanding anything contained herein to the contrary, the executive officers of Stockholder shall only be bound by the provisions of this Section 7(e) so long as they are employed by Stockholder, and such executive officers also shall not be prohibited from working for a company that acquires Stockholder, but shall not directly be involved in the business operations of such company that compete with the Acquired Businesses. For the purposes of the covenants set forth in this Section 7(e), the words "directly or indirectly" as they modify a prohibited activity shall include acting as an agent, representative or employee of any enterprise which so acts and includes any direct or indirect participation in such acting enterprise as a material owner, partner, limited partner, joint venturer, or stockholder except as a stockholder holding less than a one percent (1%) interest in a corporation whose shares are traded on a national securities exchange or quoted on Nasdaq. Sellers and the Stockholder acknowledge that it would be difficult to measure damage to Gallagher from any breach by Sellers or Stockholder of the covenants set forth in this Section 7(e), that injury to Gallagher from any such breach would be incalculable and irremediable, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Sellers and Stockholder agree that if any of them breaches this Section 7(e), Gallagher shall be entitled, in addition to all other remedies it may have, to seek a preliminary and permanent injunction to restrain any such breach by Sellers or Stockholder. Sellers and Stockholder will jointly and severally indemnify Gallagher and hold Gallagher harmless against any loss, cost, liability or expense incurred by Gallagher by reason of the breach or nonfulfillment by Sellers or Stockholder of any obligation contained in this Section 7(e). To the extent that the covenants set forth in this Section 7(e) or any word, phrase, clause, or sentence thereof (including any geographical or temporal restrictions contained in such covenants) shall be found to be illegal or unenforceable for any reason, such word, clause, phrase or sentence shall be modified or deleted in such a manner so as to afford Gallagher the fullest protection commensurate with making the covenant, as modified, legal and enforceable under applicable laws, and the balance of the covenants, or parts thereof, shall not be affected thereby, the balance being construed as severable and independent.

                  (f) Escrow Agreement. On the Closing Date, Stockholder will execute and deliver to Gallagher the Escrow Agreement among Gallagher, Stockholder and the Escrow Agent, substantially in the form set forth in Exhibit B, providing for the deposit in escrow pursuant to the terms and provisions of the Escrow Agreement of $800,000 in cash received under this Agreement as partial security to Gallagher for any liability which Sellers or the Stockholder may have under any provision of this Agreement. Subject to the last sentence of this subsection (f), until such time as the aggregate amount of damages that have been definitely resolved to be payable in favor of Indemnitees (as hereinafter defined) shall equal or exceed the value of the Escrowed Funds, all such damages shall be satisfied first out of the funds held in the Escrow Account, as further provided under the terms of the Escrow Agreement.

                  (g) Indemnification. Sellers and Stockholder (collectively, "Indemnitor") jointly and severally shall indemnify and hold harmless Gallagher and its subsidiaries, officers, directors, Stockholder, employees and agents (collectively, the "Indemnitees"), against all loss, cost, claim, damage, liability or expense (including reasonable attorneys' and accountant's fees, costs of suit and costs of appeal but excluding the amount of any insurance recovery to which the Indemnitee is entitled with respect thereto) incurred by any Indemnitee in connection with or arising out of any of the following:

                         (i)     All  liabilities  of Sellers of any kind or
nature to the extent not expressly assumed by Gallagher pursuant to Section 2 hereof specifically including, but not limited to, the Excluded Assets and the terminated Phoenix Indemnity Insurance Company and Clarendon Insurance Company contracts, including return commissions, with Equity Insurance Managers, Inc.;
                         (ii)    The inaccuracy or falsity of any  representation
or warranty made by Sellers or the Stockholder or the breach by any of them of any covenant made in this Agreement (excepting breaches of Section 7(e) which shall be governed by the provisions of that section); and

                         (iii)   Any claim,  action,  suit, or proceeding
filed or threatened against any Indemnitee incident to or arising out of any of the foregoing and all costs and expenses incurred in connection therewith, including accounting and legal fees, costs of suit and costs of appeal.

                  The provisions of this Section 7 shall be the sole and exclusive remedy for any breach of any representations, warrants, covenants or agreements contained herein, except in the case of fraud, intentional misrepresentation or equitable relief sought in connection with a breach of
Section 7(e). Any claim for indemnification pursuant to this Section 7(g) for a breach of representations and warranties must be made prior to the end of the applicable limitations period set forth in Section 5(aa) hereof.

                  (h) Indemnification From Escrow. In the event any Indemnitee becomes entitled to payment pursuant to the provisions of this Section 7, in addition to any other rights and remedies it may have, Gallagher, acting on behalf of such Indemnitee, shall give written notice to the Escrow Agent and to the Stockholder pursuant to the Escrow Agreement setting forth the basis for and amount of such indemnification. Within thirty days after receipt of this notice (subject to Stockholder's right to object), Stockholder shall authorize the Escrow Agent to disburse funds from the escrow to satisfy Gallagher's claim or object to such claim.

                  If within the thirty-day period after receipt of notice, the Stockholder fails to object to Gallagher's determination of the validity or amount of its obligation, then the Escrow Agent shall deliver to Gallagher a cash payment equal to the amount set forth in Gallagher's notice. If within the thirty-day period, the Stockholder objects to Gallagher's determination of the validity or amount of the Stockholder's obligation, the Stockholder shall give written notice of its objection to Gallagher and the Escrow Agent. Thereafter, the Escrow Agent shall deliver the Escrow Funds to the parties only in accordance with:
                         (i) joint written instructions from Gallagher and Stockholder;
                         (ii)  a non-appealable order of a court of
                               competent jurisdiction; or
                         (iii) an award or decision rendered by an arbitrator
                               pursuant to Section 20 hereof.

                  (i) Receivables. Notwithstanding the indemnification

provisions of Section 7(j) and in addition thereto, if any premium receivable, fee receivable, account receivable or other receivable included in the Property is not collected in full within 180 days after the Closing Date, and if Gallagher thereafter notifies the Stockholder and the Escrow Agent that such receivable has not been collected in full, then the Escrow Agent shall pay to Gallagher within 20 days after such notification an amount equal to the full unpaid amount of such receivable. Promptly after receiving the payment required under this Section 7(i) with respect to any receivable, Gallagher shall (without making any representations or warranties) assign its rights in such receivable to the Stockholder and Gallagher or the assignee that owned the receivable, and its officers, shall thereafter cooperate with the Stockholder in attempting to collect such receivable.

                  (j) Notice of Claim. With reasonable promptness after the receipt of notice of the assertion or commencement of any claim or lawsuit which would result in a liability on the part of Sellers or Stockholder with respect to an indemnification obligation arising pursuant to Section 7(g), Gallagher will notify the Stockholder and permit it, at its expense, to participate in all negotiations, litigation, discovery and related matters, and to assume the defense thereof. Failure by the Indemnitee to deliver any notice of claim or any documentation related thereto in a timely manner shall not relieve an Indemnitor of any of its obligations under this Agreement, except to the extent that actual monetary prejudice to Indemnitor can be demonstrated.

                  (k) Tail Coverage. Stockholder shall purchase and maintain, for a period of at least three years, liability insurance coverage against errors and omissions arising from the operation of the Acquired Businesses prior to the Closing Date. This coverage is summarized in Paragraph 7(k) of the Disclosure Schedules.

                  (l) Limitations on Claims. The aggregate obligations of Sellers and the Stockholder pursuant to Section 7(g) and (h) shall not exceed the total purchase price paid by Gallagher to the Stockholder. The obligations of Sellers and the Stockholder pursuant to Section 7(g) and (h) shall not apply until the claims and damages of Gallagher sought to be indemnified pursuant to such Sections exceed, in the aggregate, $75,000 and in that event such obligation shall apply only to the extent of the amount over $75,000. Any accounts receivable reimbursed by Stockholder to Gallagher pursuant to Section 7(i) shall not be included in such limitations.

Section 8.  Covenants of Gallagher.
---------   -----------------------
                  Gallagher covenants and agrees as follows:

                  (a) Employment of Sellers' Employees. Effective as of January
1, 2002, Gallagher shall offer employment to all employees of Sellers identified in Paragraph 5(t) of the Disclosure Schedules (the "Designated Employees").
Gallagher's employment of the Designated Employees shall be at not less than the same salary or wage level as applicable to such employee immediately before the
Closing. Gallagher will cooperate with Sellers and the Stockholder to allow and, if necessary, require certain Designated Employees to assist and cooperate in the defense and prosecution of claims and lawsuits undertaken by Sellers and the
Stockholder to the extent that such assistance and cooperation does not materially affect their ability to fulfill their duties as Gallagher employees.
Gallagher shall waive all of the waiting periods of employee benefit plans and each employee of Sellers who becomes an employee of Gallagher shall be deemed to have the accumulated service credit with Gallagher that he or she earned while an employee of Sellers, provided, however:
                         (i)   With  respect to the Arthur J.  Gallagher & Co.
Employees'  Pension  Plan,  past service with Sellers shall not be credited towards the "years of service" portion of the defined pension benefit formula, but shall be credited only with respect to eligibility and vesting (other than such rollovers of individual accounts as may be permitted under applicable ERISA regulations);

                         (ii)  Such employees' participation in such plans shall
be subject to the provisions thereof; and

                         (iii) With respect to any benefits an employee of Sellers
receives upon termination of his or her employment with Gallagher, such as severance or accrued vacation days, such employee shall not receive credit for past service with Sellers.

                  (b) Access to Records. From and after the Closing Date, Gallagher shall give Sellers and the Stockholder or their representatives or agents access to the books and records of Sellers transferred to Gallagher for the purpose of permitting Sellers and the Stockholder to prepare tax returns and financial statements and for related purposes.

                  (c) Indemnification. Gallagher shall indemnify and hold harmless Sellers, the Stockholder and the subsidiaries, officers, directors, stockholders, employees and agents of Sellers or Stockholder (collectively, the "Seller Indemnitees"), against all loss, cost, claim, damage, liability or expense (including reasonable attorneys' and accountant's fees, costs of suit and costs of appeal but excluding the amount of any insurance recovery to which the Indemnitee is entitled with respect thereto) incurred by any Seller Indemnitee in connection with or arising out of any of the following:

                         (i) the inaccuracy or falsity of any  representation
or warranty made by Gallagher or the breach by Gallagher of any covenant made in this Agreement;

                        (ii) Gallagher's  operation of the Property following the Closing Date, and Gallagher's  assumption of (A) the agreements and contracts listed or described in Paragraph 1(f) of the Disclosure Schedules and (B) the Liabilities;

                       (iii) any Worker Adjustment and Retraining Notification Act
liability imposed on Sellers or the Stockholder directly resulting from Gallagher's failure to offer employment to the Designated Employees as provided in Section 8(a)
above; and
                        (iv) any demand, claim, action, suit, or proceeding filed or threatened against any Seller Indemnitee incident to or arising out of any of the foregoing and all costs and expenses incurred in connection therewith, including accounting and legal fees, costs of suit and costs of appeal.

                  (d) Sales and Transfer Taxes. Gallagher shall contribute 50% of any applicable sales, transfer, documentary, use, filing, processing or other tax or fee that may become due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Acquired Businesses or any of the Property, whether levied on Gallagher, any Seller or the Stockholder.

                  (e) Notice of Claim. With reasonable promptness after the receipt of notice of the assertion or commencement of any claim or lawsuit which would result in a liability on the part of Gallagher with respect to an indemnification obligation arising pursuant to Section 8(c), Sellers and the Stockholder will notify Gallagher and permit it, at its expense, to participate in all negotiations, litigation, discovery and related matters, and to assume the defense thereof.

Section 9.  Sellers' Deliverables at Closing.
---------   ---------------------------------
                  The obligations of Gallagher under this Agreement are, at the option of Gallagher subject to delivery, at or prior to the Closing Date, of the following items:
                  (a) Sellers' Resolutions. Certified copies of resolutions adopted by Sellers' boards of directors and Stockholder approving the sale, transfer and delivery of the Property to Gallagher for the consideration and upon the terms and conditions provided for in this Agreement.

                  (b) Opinion of Sellers' Counsel. On the Closing Date, Gallagher shall have received an opinion of counsel for Sellers substantially in the form attached hereto as Exhibit E.

                  (c) Good Standing. A certificate of good standing together with a list of all documents on file and a tax status report and U.C.C. filing clearance certificate issued by the Kentucky Secretary of State, certificates of good standing from jurisdictions in which Sellers are qualified as foreign corporations, and any other certificate or clearance necessary or appropriate to consummate the transactions contemplated hereunder.

                  (d) Employment Agreements. J. Robert Owens, D. Richard Meyer and R. Leigh Mulloy shall have entered into employment agreements with Gallagher substantially in the form of Exhibit F hereof.

                  (e) Premium Finance Agreement. Gallagher shall have entered into two-year agreements with Commonwealth Premium Finance Corporation or Unified Banking Company in the forms attached hereto as Exhibits G and H.

                  (f) Other Documents. Gallagher shall have received such other certificates, documents and instruments as counsel for Gallagher shall reasonably conclude are required to consummate the transactions contemplated by this Agreement.

Section 10.  Gallagher's Deliverables at Closing.
----------   -----------------------------------
                  The obligations of Sellers and Stockholder hereunder shall be subject to the delivery on or prior to the Closing Date of the following items:

                  (a) Opinion of Gallagher's Counsel. On the Closing Date, Sellers and Stockholder shall have received the opinion of the General Counsel of Gallagher in substantially the form attached hereto as Exhibit I.

                  (b) Employee  Leasing  Agreement.  On the Closing  Date,  Gallagher
shall have entered into the Employee  Leasing Agreement with Equity
 Insurance Managers, Inc. substantially in the form of Exhibit J hereto.

                  (c) Other Documents. Sellers and Stockholder shall have received such other certificates, documents and instruments as counsel for Sellers and Stockholder shall reasonably conclude are required to consummate the transactions contemplated by this Agreement.

Section 11.  Designation of Other Entity as Buyer.
-----------  ------------------------------------
                  Gallagher designates Risk Placement Services, Inc. as the entity to which the Property (or any portion thereof) is to be transferred on the Closing Date. Every reference to "Gallagher" in this Agreement shall be deemed to be a reference to such designee and such designee shall be entitled to exercise any right and take any action which might be exercised or taken by Gallagher hereunder; provided, however, that no such designation shall relieve Gallagher from any of its covenants, undertakings, or obligations hereunder.

Section 12. Brokerage or Finders' Fees.
----------- ---------------------------

                  Gallagher, Sellers and the Stockholder represent to and agree with each other that no broker or finder, other than Marsh, Berry & Co., whose fee shall be paid by Stockholder, has been involved in any manner in the negotiation, execution or consummation of this Agreement. Sellers and the Stockholder jointly and severally agree to indemnify and save Gallagher harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by Sellers or the Stockholder. Gallagher agrees to indemnify and save Sellers and the Stockholder harmless from and against any and all such claims, liabilities or obligations asserted by any person or persons on the basis of any statement or representation alleged to have been made by Gallagher.

Section 13.  Remedies Not Exclusive and Waiver.
-----------  ----------------------------------
                  Except as otherwise provided herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Except as otherwise provided herein, no remedy shall be deemed to be a limitation on the amount or measure of damages resulting from any breach of this Agreement. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies. Any party hereto may waive any covenant, condition or provision of this Agreement intended for its benefit, provided such waiver is in writing and is delivered to the other party on or prior to the Closing Date.

Section 14. Applicable Law.
----------- ---------------
                  This Agreement shall be construed and interpreted under, and governed and enforced according to, the laws of the State of Illinois.

Section 15.  Scope of Agreement.
-----------  -------------------

                  This document constitutes the entire Agreement between the parties and no representation, warranty, condition, understanding or agreement of any kind shall be binding on the parties unless incorporated herein or in an Exhibit or Schedule delivered pursuant hereto. Each party has been independently advised of the tax and accounting consequences of this transaction, has relied on the advice of its own counsel and accountants, and has not relied in any way upon any representations, warranties, or advice in these matters from any of the other parties. No provision in this Agreement shall be construed to constitute any party (or the officers, directors or employees thereof) the agent or general partner of any other party or confer upon them the right to contract in the name of or bind such other party in any way. This Agreement may not be modified except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought. The Agreement shall survive the execution of any instruments executed pursuant to the terms hereof. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, their respective heirs, executors, administrators, successors and assigns, and any entities designated by Gallagher pursuant to Section 11 of this Agreement.

Section 16.  Interpretations and Definitions.
----------   -------------------------------
                  (a) The parties agree that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

                  (b) In this Agreement the neuter gender includes the feminine and masculine, and singular number includes the plural, and the words "person" and "party" include a corporation, partnership, firm, or association wherever the context so requires and the words "including" or "include" shall not be interpreted as terms of limitation or exclusion.

                  (c) Captions of the paragraphs and subparagraphs of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, or aid in the interpretation or construction of the provisions of this Agreement.

                  (d) All the facts or statements recited in the Disclosure Schedules shall be deemed representations and warranties hereunder. With the exception of Paragraphs 1(f), 1(h) and 2(b) of the Disclosure Schedules, the inclusion or disclosure in one paragraph of the Disclosure Schedules shall be deemed to be included in all paragraphs to the Disclosure Schedules for purposes of this Agreement; provided, however, information disclosed in Paragraphs 1(f), 1(h) and 2(b) of the Disclosure Schedules may be deemed to be included in all other paragraphs of the Disclosure Schedules except paragraphs 1(f), 1(h) and 2(b). Section 17. Notices.
                  All notices, demands, or requests from one party to another shall be sufficient given when delivered in person or when sent by certified or registered mail, postage prepaid, or one business day after dispatch of such notices with an overnight delivery service, or when telecopied if an answer back is received by the sender, in each case addressed as follows:

                  GALLAGHER:                  Arthur J. Gallagher & Co.
                                              Two Pierce Place
                                              Itasca, Illinois  60143-3141
                                              Facsimile No.: 630-285-3483

                                              Attention:  General Counsel

                  SELLERS AND
                  STOCKHOLDER:                Unified Financial Services, Inc.
                                              2424 Harrodsburg Road
                                              Lexington, KY 40503
                                              Facsimile No.: 859-296-2019

                                              Attention: President

                  With a copy to:             Charles H. Binger, Esq.
                                              Unified Financial Services, Inc.
                                              One Firstar Plaza
                                              St. Louis, MO 63101
                                              Facsimile No.: 314-552-6332

or to such other addresses as the parties may hereafter designate to each other in writing.

Section 18.  Fees and Expenses.
-----------  ------------------
                  Gallagher, Sellers and Stockholder shall each pay its own expenses, including, but not limited to, legal and accounting expenses incident to the execution of this Agreement and the consummation of the transactions contemplated hereby whether or not such transactions shall be consummated.

Section 19.  Perfection of Title.
-----------  --------------------
                  Upon the request of Gallagher, Stockholder shall perform all acts and execute and deliver all documents to perfect or record the title of Gallagher to the Property conveyed hereunder, all without further consideration, but at the expense of Gallagher unless arising out of the default of Stockholder or otherwise provided for herein.

Section 20.  Dispute Resolution.
-----------  -------------------
                  All disputes under this Agreement shall be settled by arbitration before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section. The arbitrator shall be selected by the joint agreement of Gallagher and the Stockholder, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be paid one-half by Gallagher and one-half by the Stockholder; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the expenses of the arbitrator against the party raising such unreasonable claim, defense or objections.

                  To the extent that arbitration is not legally permitted hereunder and the parties to any dispute hereunder do not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in any court of appropriate jurisdiction (subject to Section 14 hereof) to solve disputes hereunder. Nothing contained in this Section shall prevent the parties from settling any dispute by mutual agreement at any time.

Section 21.  Investigation.
-----------  --------------
                  (a) Gallagher acknowledges and agrees that it (i) has made its own inquiry and investigation into, and based thereon, has formed an independent judgment concerning, the Acquired Businesses, the Property and the Liabilities,
(ii) has been furnished with or given adequate access to such information about the Acquired Businesses, the Property and the Liabilities as it has requested, and (iii) will not assert any claim against Sellers and/or the Stockholder or any of their respective directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold Sellers and/or the Stockholder or any such persons liable, for any inaccuracies, misstatements or omissions with respect to information (other than, with respect to the Acquired Businesses, the Property and the Liabilities, the representations and warranties contained in this Agreement) furnished by Sellers and/or the Stockholder or any such persons concerning Sellers, their affiliates, the Acquired Businesses, the Property or the Liabilities. Sellers and the Stockholder do not make, and have not made, any representations or warranties other than those expressly set out herein which are made by Sellers or the Stockholder.

                  (b) In connection with Gallagher's investigation of the Acquired Businesses, the Property and the Liabilities, Gallagher has received from Sellers and the Stockholder certain estimates, projections, forecasts, plans and budgets for the Acquired Businesses. However, Sellers and the Stockholder make no representation or warranty with respect to any such estimates, projections, forecasts, plans and budgets, or any other representation or warranty with respect to the business, operations, assets, liabilities or financial condition of the Acquired Businesses other than as specifically set forth in this Agreement.



                  IN WITNESS WHEREOF, the parties have executed this Agreement this 17th day of December, 2001.

                                             ARTHUR J. GALLAGHER & CO.


                                             By:   /s/ Joel Kornreich
                                             ------------------------------------------------------
                                                   Vice President

                                             EQUITY INSURANCE MANAGERS, INC.


                                             By:   /s/ John S. Penn
                                             ---------------------------------------------------------
                                                    Vice President

                                             21ST CENTURY CLAIMS SERVICE, INC.


                                             By:    /s/ John S. Penn
                                             ---------------------------------------------------------
                                                     Vice President


                                             EQUITY INSURANCE ADMINISTRATORS,INC



                                             By:   /s/ John S. Penn
                                             ---------------------------------------------------------
                                                    Vice President

                                             STOCKHOLDER
                                             UNIFIED FINANCIAL SERVICES, INC.


                                              By:   /s/ John S. Penn
                                              --------------------------------------------------------
                                                     President
